Send UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2017, the Board of Trustees (the “Board”) of Liberty Property Trust (the “Company”) adopted amendments to clause (b) of Article II, Section 8 and to Article XIV of the Company’s First Amended and Restated Bylaws (the “Bylaws”), effective immediately upon adoption, to provide shareholders, in addition to the Board, with the power to alter, amend or repeal any provision of the Bylaws and to make new bylaw provisions, in each case by the affirmative vote of a majority of all the votes outstanding and entitled to be cast on the matter.  The foregoing description of the amendments to the Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, reference to the amendments to the Bylaws, which are attached hereto as Exhibit 3.1, and are incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

Exhibit Number	Exhibit Title

3.1	Amendments to First Amended and Restated Bylaws of Liberty Property Trust, effective March 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

	By:	/s/ Herman C. Fala
		Name:	Herman C. Fala
		Title:	Secretary and General Counsel

LIBERTY PROPERTY
LIMITED PARTNERSHIP

	By:	Liberty Property Trust, its sole
General Partner

	By:	/s/ Herman C. Fala
		Name:	Herman C. Fala
		Title:	Secretary and General Counsel

Dated: March 28, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Amendments to First Amended and Restated Bylaws of Liberty Property Trust, effective March 27, 2017.